SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2015

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001‑33365	23‑2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 18, 2015, USA Technologies, Inc. (the “Company”), held its annual meeting of shareholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting are set forth below.

1.	Election of Directors.

Each nominee for director was elected, and the voting results are as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non- votes

Steven D. Barnhart	15,478,010	480,936	14,937,137
Joel Brooks	15,480,277	478,669	14,937,137
Stephen P. Herbert	15,594,725	364,222	14,937,137
Albin F. Moschner	15,420,214	538,732	14,937,137
William J. Reilly, Jr.	15,477,967	480,979	14,937,137
William J. Schoch	15,545,442	413,504	14,937,137

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2015.

The ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for 2015 was approved, and the voting results were as follows:

Votes For	30,546,156
Votes Against	205,533
Abstentions	144,395
Broker Non-Votes	0

3.	Approval of the USA Technologies, Inc. 2015 Equity Incentive Plan.

The Company’s shareholders approved the Company’s 2015 Equity Incentive Plan, and the voting results were as follows:

Votes For	12,672,636
Votes Against	3,133,101
Abstentions	153,210
Broker Non-Votes	14,937,137

4.	Advisory Vote on Named Executive Officer Compensation.

The Company’s shareholders approved, on an advisory basis, the Company’s named executive officer compensation as described under the Executive Compensation section of the Company’s proxy statement, and the voting results were as follows:

Votes For	13,275,304
Votes Against	2,475,151
Abstentions	208,492
Broker Non-Votes	14,937,137

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: June 24, 2015	By:	/s/ Stephen P. Herbert
Stephen P. Herbert
Chairman & Chief Executive
Officer